Exhibit 99.1

Co-Diagnostics, Inc. Reports Third Quarter 2022 Financial Results

Nearing commencement of clinical evaluations for the Co-Dx PCR Home platform

COVID-19 test volumes continue to impact third quarter results

SALT LAKE CITY, November 10, 2022— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results:

●	Revenue of $5.1 million, down from $30.1 million during the prior year period, but an increase of 1.4% from the current year second quarter
●	Gross profit of $4.3 million, representing 84.9% of consolidated revenue
●	Operating loss of $6.5 million compared to operating income of $13.6 million a year ago, due to lower sales volumes and continued investments into research and development for the Co-Dx PCR Home Platform
●	Net loss of $1.4 million, compared to a net income of $11.5 million in the prior-year third quarter, representing a loss of $0.04 per fully diluted share
●	Adjusted EBITDA loss of $4.1 million
●	Repurchased 2.9 million shares during the third quarter at an average price of $3.61 per share
●	Cash, cash equivalents, and marketable securities of $86.5 million as of September 30, 2022
●	Cash flow from operations of $10.6 million for the nine months ended September 30, 2022, of which $1.1 million was generated in the third quarter

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, remarked “While our third quarter results were impacted by lower demand for our COVID-19 test, we made significant progress on our Co-Dx PCR Home™ platform which is nearing its final stages. In addition to expecting clinical trials to begin in the very near future, our ability to generate positive cash flow from operations during the quarter supported further development and optimization efforts for our Co-Dx PCR Home platform. Our team remains driven by enhancing the platform so it becomes the new standard for PCR at-home and point-of-care testing, while also expanding our suite of tests for our clinical laboratory business segment.”

Mr. Egan added, “I am proud of our team’s focused execution. We remain confident in our strategy and our unique portfolio of innovative testing products which is further reflected by our team repurchasing almost 10% of shares outstanding during the quarter. Our patented CoPrimer™ technology and patent-pending design of the new Co-Dx PCR Home platform extend our capabilities, aspirations, and potential far beyond COVID-19 and together with our efficient operations will drive future value for our shareholders.”

Third Quarter 2022 and Recent Business Highlights:

●	Announced shipment of our Monkeypox Virus Test
●	Announced expansion of our OEM Agreement with Bio Molecular Systems
●	Announced appointment of Dr. Mark Poritz as new Chief Scientific Officer

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

The Co-Dx PCR Home platform is subject to FDA review and is not currently for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation tables of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding initiation of clinical studies, completion of development and FDA submission for approval of the new Co-Dx at-home/point-of-care PCR testing device. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2022, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact: Andrew Benson	Investor Relations Contact: Zachary Mizener
Head of Investor Relations +1 801-438-1036	Lambert & Co. +1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$81,507,983	$88,607,234
Marketable investment securities	4,982,350	1,255,266
Accounts receivable, net	7,961,664	20,839,182
Inventory	5,441,726	2,004,169
Income taxes receivable	705,849	-
Prepaid expenses and other current assets	1,241,143	2,338,444
Note receivable	75,000	75,000
Total current assets	101,915,715	115,119,295
Property and equipment, net	2,438,112	1,933,216
Operating lease right-of-use asset	456,251	-
Goodwill	15,388,546	14,706,818
Intangible assets, net	26,875,000	27,195,000
Investment in joint venture	748,737	1,004,953
Note receivable	18,750	75,000
Total assets	$147,841,111	$160,034,282
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,055,889	$607,506
Accrued expenses, current	1,511,720	3,859,652
Operating lease liability, current	292,536	-
Contingent consideration liabilities, current	2,152,064	5,767,304
Income taxes payable	-	2,213,088
Deferred revenue	-	150,000
Total current liabilities	6,012,209	12,597,550
Long-term liabilities
Income taxes payable	1,559,557	1,067,853
Deferred tax liability	3,797,158	7,228,444
Operating lease liability	126,280	-
Contingent consideration liabilities	1,400,490	4,665,337
Total long-term liabilities	6,883,485	12,961,634
Total liabilities	12,895,694	25,559,184
Commitments and contingencies (Note 12)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 34,332,182 shares issued and 30,917,856 shares outstanding as of September 30, 2022 and 33,819,862 shares issued and outstanding as of December 31, 2021	34,332	33,820
Treasury stock, at cost; 3,414,326 and 0 shares held as of September 30, 2022 and December 31, 2021, respectively	(12,994,373)	-
Additional paid-in capital	86,068,948	80,271,999
Accumulated earnings	61,836,510	54,169,279
Total stockholders’ equity	134,945,417	134,475,098
Total liabilities and stockholders’ equity	$147,841,111	$160,034,282

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$5,094,456	$30,101,353	$32,816,726	$77,484,262
Cost of revenue	767,936	3,311,255	4,965,319	9,088,175
Gross profit	4,326,520	26,790,098	27,851,407	68,396,087
Operating expenses
Sales and marketing	1,889,907	4,253,091	6,014,280	11,303,950
General and administrative	3,622,273	2,919,498	9,012,888	8,323,620
Research and development	5,037,461	5,893,350	12,698,632	12,779,573
Depreciation and amortization	312,494	94,038	984,100	232,757
Total operating expenses	10,862,135	13,159,977	28,709,900	32,639,900
Income (loss) from operations	(6,535,615)	13,630,121	(858,493)	35,756,187
Other income (expense)
Interest income	298,184	11,379	371,248	36,565
Gain (loss) on disposition of assets	4,044	-	(138,117)	-
Gain on remeasurement of acquisition contingencies	2,886,734	-	7,079,446	-
Loss on equity method investment in joint venture	(129,047)	(64,940)	(256,911)	(401,288)
Total other income (expense)	3,059,915	(53,561)	7,055,666	(364,723)
Income (loss) before income taxes	(3,475,700)	13,576,560	6,197,173	35,391,464
Income tax provision (benefit)	(2,114,638)	2,100,594	(1,470,058)	6,231,310
Net income (loss)	$(1,361,062)	$11,475,966	$7,667,231	$29,160,154
Earnings per common share:
Basic	$(0.04)	$0.40	$0.24	$1.01
Diluted	$(0.04)	$0.38	$0.23	$0.98
Weighted average shares outstanding:
Basic	31,321,368	28,941,357	32,109,213	28,800,450
Diluted	31,321,368	29,952,690	33,002,539	29,872,415

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$(1,361,062)	$11,475,966	$7,667,231	$29,160,154
Interest income	(298,184)	(11,379)	(371,248)	(36,565)
Depreciation and amortization	312,494	94,038	984,100	232,757
Transaction costs	13,038	-	139,209	-
Change in fair value of contingent consideration	(2,886,734)	-	(7,079,446)	-
Stock-based compensation expense	2,230,434	1,410,944	5,138,815	3,851,293
Income tax provision	(2,114,638)	2,100,594	(1,470,058)	6,231,310
Adjusted EBITDA	$(4,104,652)	$15,070,163	$5,008,603	$39,438,949